Exhibit 1.3

Execution Version

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

$750,000,000 Aggregate Principal Amount of

6.25% Senior Notes due 2023

PURCHASE AGREEMENT

Dated: March 24, 2015

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

$750,000,000 Aggregate Principal Amount of

6.25% Senior Notes due 2023

PURCHASE AGREEMENT

March 24, 2015

J.P. MORGAN SECURITIES LLC

as Representative of the

several Initial Purchasers listed

in Schedule A hereto

c/o J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Whiting Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”), for whom J.P. Morgan Securities LLC (“J.P. Morgan Securities”) is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amount of the Company’s 6.25% Senior Notes due 2023 (the “Notes”), set forth in said Schedule A. The Notes will be guaranteed (collectively, the “Guarantees”) by Whiting Oil and Gas Corporation, a Delaware corporation (“WOGC”), Whiting US Holding Company, a Delaware corporation (“Whiting US”), Whiting Canadian Holding Company ULC, a British Columbia unlimited liability company (“Whiting Canadian”), and Whiting Resources Corporation, a Colorado corporation (“Whiting Resources” and, together with WOGC and Whiting US, the “U.S. Guarantors,” and the U.S. Guarantors together with Whiting Canadian, the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to the indenture dated as of September 12, 2013 (the “Base Indenture”), among the Company, WOGC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by the Fourth Supplemental Indenture to the Base Indenture, to be dated as of March 27, 2015 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). In connection with the offering of the Securities, the Company has also commenced an offering of 35,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) (up to 40,250,000 shares of Common Stock if the underwriter therefor exercises its option to purchase additional shares) pursuant to a prospectus supplement to the automatic shelf registration statement on Form S-3 (No. 333-183729), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Such offering is referred to herein as the “Concurrent Equity Offering.”

The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the General Disclosure Package referred to in Section 1(a)(i) hereof. The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser.

The Securities will be sold to the Initial Purchasers without being registered under the 1933 Act, in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated March 24, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Time and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the 1933 Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement and the related Guarantees.

All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed to be a part of or included in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference in or otherwise deemed to be a part of or included in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be. References herein to the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum contained in Section 1, Section 3(a)-(d), Section 4(a), Section 6 and Section 7 shall be deemed to refer to and include the preliminary Canadian offering memorandum dated March 24, 2015 and the Canadian offering memorandum dated the date hereof, respectively.

SECTION 1. Representations and Warranties.

(a) Representations, Warranties and Agreements by the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i) Preliminary Offering Memorandum, General Disclosure Package and Offering Memorandum.

The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Memorandum and each amendment and supplement thereto, at the time the Offering Memorandum or any such amendment or supplement was issued and at all times thereafter to and including the Closing Time, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The General Disclosure Package, as of the Applicable Time, did not and at the Closing Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:30 P.M. (Eastern Time) on March 24, 2015 or such other time as agreed by the Company and J.P. Morgan Securities.

“General Disclosure Package” means the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Schedule C hereto.

The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use therein.

(ii) Issuer Written Communications.

The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below), an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Schedule C hereto, including a term sheet substantially in the form of Schedule B hereto, which constitute part of the General Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 3(a).

Each Issuer Written Communication, when considered together with the General Disclosure Package, as of the Applicable Time did not, and at the Closing Time will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Written Communication, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the General Disclosure Package or Offering Memorandum, including any document incorporated by reference therein.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from any Issuer Written Communication made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, when such incorporated documents were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and none of such documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Offering Memorandum contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements and supporting schedules of the Company and its subsidiaries, incorporated by reference in the General Disclosure Package and the Offering Memorandum, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the Public Company Accounting Oversight Board. Ernst & Young LLP, who has certified certain financial statements and supporting schedules of Kodiak Oil & Gas Corp. (“Kodiak”) and its subsidiaries, incorporated by reference in the General Disclosure Package and the Offering Memorandum, are an independent registered public accounting firm with respect to Kodiak and its subsidiaries within the applicable rules and regulations adopted by the Commission as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(v) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the General Disclosure Package and the Offering Memorandum, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of Kodiak and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the General Disclosure Package and the Offering Memorandum, the financial position of Kodiak and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of Kodiak and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary historical financial information included or incorporated in the General Disclosure Package and the Offering Memorandum, as amended or supplemented at such date, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date. The Company’s ratio of earnings to fixed charges included or incorporated by reference in each of the General Disclosure Package and the Offering Memorandum has been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All disclosures included or incorporated by reference in the General Disclosure Package or the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, except as otherwise stated therein, (A) there has been, individually or in the aggregate, no material adverse change in the business, properties, management, financial condition, results of operations or prospects, of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or in the making and consummation of the offering of the Securities and the transactions contemplated hereby including the ability of the Company and Guarantors to perform their respective obligations under the Securities (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, nor any transaction pursuant to which any liability or obligation, direct or contingent, has been incurred that is material to the Company and its subsidiaries taken as a whole, (C) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, and (D) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the General Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of its business, except where the failure to be so qualified, be in good standing or have such power or authority would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in the General Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees relating to the Exchange Securities, and each of the Guarantors is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of their respective businesses, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, all of the issued and outstanding capital stock of each of the Guarantors have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, equity, restriction on voting or transfer or any other claim of any third party, except for security interests, mortgages, pledges, liens, charges, encumbrances and security interests relating to the Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among the Company, WOGC, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto, as amended and supplemented (the “Credit Facility”); none of the outstanding shares of capital stock of each of the Guarantors was issued in violation of the preemptive or similar rights of any securityholder of such Guarantor. As of the date of this Agreement, the only subsidiaries of the Company are each of the Guarantors, Whiting Programs, Inc., a Delaware corporation, Sustainable Water Resources, LLC, a Delaware limited liability company and Shaw Resources Limited, LLC, a Utah limited liability company. The subsidiaries of the Company, other than each of the Guarantors, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1934 Act.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Offering Memorandum). All

shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x) This Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(xi) The Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, at the Closing Time, will be duly and validly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(xii) The Securities and the Guarantees; the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Company will be in the form contemplated by the Indenture, have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when the Supplemental Indenture has been duly executed and delivered as provided in the Base Indenture and the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by the effects of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture. The Guarantees of the Notes will be in the respective forms contemplated by the Indenture, have been duly and validly authorized by each of the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Supplemental Indenture has been duly executed and delivered as provided in the Base Indenture and the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. At the Closing Time, the Exchange Securities (including the related Guarantees) will be in the form contemplated by the Indenture, will have been duly and validly authorized by the Company and each of the Guarantors for issuance and sale pursuant to the Indenture, will have been duly executed by the Company and each of the Guarantors and, when the Exchange Securities have been authenticated in the manner provided for in the Indenture and issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xiii) The Indenture. The Base Indenture has been duly and validly authorized, executed and delivered by the Company and WOGC; at the Closing Time, the Supplemental Indenture will be duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming that the Indenture is valid and legally binding obligation of the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”) applicable to an indenture that is qualified thereunder.

(xiv) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Offering Memorandum under the caption “Description of notes”. The Registration Rights Agreement will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Offering Memorandum under the caption “Exchange offer; registration rights.”

(xv) Regulations T, U and X. None of the transactions contemplated by this Agreement, including, without limitation, the use of the proceeds from the sale of the Securities, as described in the General Disclosure Package and the Offering Memorandum, will violate or result in a violation of Section 7 of the 1934 Act or the 1934 Act Regulations, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xvi) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is (A) in violation of its respective charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator (“Other Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect; and the issuance and sale of the Securities, the execution, delivery and performance by the Company and each of the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities (including the related Guarantees), the issuance and performance of the Guarantees by each of the Guarantors, and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Offering Memorandum (including the offering, issuance and sale of the Securities pursuant to this Agreement and the use of the proceeds to the Company from the sale of the Securities as described therein under the caption “Use of proceeds”) and compliance by the Company and the Guarantors with their respective obligations hereunder and under the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities (including the related Guarantees) do not and will not (X) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (Y) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (Z) result in the violation of any law or statute or any judgment, order, rule or regulation of the Commission or any Other Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (X) and (Y) above, for any such conflict, breach or violation that would not, individually or in the aggregate result in a Material Adverse Effect.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of the Guarantors, is imminent, and none of the Company or the Guarantors is aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of the Guarantors, threatened, against or affecting the Company or any subsidiary of the Company, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company or any of the Guarantors of their respective obligations hereunder or under the Registration Rights Agreement, the Securities, the Guarantees, the Exchange Securities (including the related Guarantees) and the Indenture. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the Commission or any Other Agency is required in connection with the execution, delivery and performance by the Company and each of the Guarantors, as applicable, of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities (including the related Guarantees), including the issuance and delivery of the Securities and the Exchange Securities (including the related Guarantees) or the consummation of the transactions contemplated hereby or by the General Disclosure Package and the Offering Memorandum, except such (A) as have been obtained or made, (B) as may be required under any applicable “blue sky” laws of any jurisdiction in connection with the issuance of the Securities and (C) with respect to the Exchange Securities (including the related Guarantees), as may be required under the 1933 Act, the 1933 Act Regulations or the TIA as contemplated by the Registration Rights Agreement.

(xxi) Absence of Manipulation. None of the Company, its subsidiaries or any of their agents has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or result in a violation of Regulation M under the 1934 Act.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, including, without limitation, all oil and gas producing properties, and good title to all other properties owned by them, including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Offering Memorandum or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Offering Memorandum, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, except where such would not result in a Material Adverse Effect, and neither the Company, nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in the General Disclosure Package and the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and each of its subsidiaries (I) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (II) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries; (C) there are no proceedings that are pending, or that are known to be contemplated, against or affecting the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; (D) neither the Company nor any of its subsidiaries are aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants; and (E) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxv) Independent Petroleum Engineers. Cawley, Gillespie & Associates, Inc., whose report as of December 31, 2014 is referenced in the General Disclosure Package and the Offering Memorandum, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(xxvi) Accuracy of Reserve Information. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Cawley, Gillespie & Associates, Inc. for purposes of auditing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Cawley, Gillespie & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the General Disclosure Package and the Offering Memorandum, neither the Company nor its subsidiaries is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package and the Offering Memorandum and as reflected in the Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the General Disclosure Package and the Offering Memorandum and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Regulation S-K under the 1933 Act.

(xxvii) Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the General Disclosure Package and the Offering Memorandum relating to the Company or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as would not result in a Material Adverse Effect.

(xxviii) Insurance. The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company’s reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.

(xxix) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirement of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxi) No Conflict with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and any of the Guarantors, threatened.

(xxxii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company and any of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxiv) Company Not an “Investment Company”. Neither the Company nor any of the Guarantors is, and after giving effect of the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxxv) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Offering Memorandum.

(xxxvi) Ratings. Except as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the 1934 Act has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company or any securities of the Company.

(xxxvii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required by the 1933 Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in such documents and in the General Disclosure Package, each as amended or supplemented at such date.

(xxxviii) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package and the

Offering Memorandum, each as amended or supplemented at such date, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, as in each case, as would not result in a Material Adverse Effect.

(xxxix) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corp. (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(xl) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) relating to the Company and its subsidiaries contained in or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or such Guarantor to believe that the statistical and market-related data included in or incorporated by reference in the General Disclosure Package and the Offering Memorandum, each as amended or supplemented at such date, is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii) Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(xliii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xliv) Rule 144A Eligibility. At the Closing Time, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in an automated inter-dealer quotation system; and each of the General Disclosure Package and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the 1933 Act.

(xlv) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(xlvi) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the 1933 Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S. The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the 1933 Act.

(xlvii) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8(a) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum, to register the Securities under the 1933 Act or to qualify the Indenture under the TIA.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Securities. The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, severally and not jointly, agrees to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule A hereto, at a purchase price per Note equal to 98.75% of the principal amount thereof and on the terms set forth in Schedule B, the respective aggregate principal amount of Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional aggregate principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Notes shall be made via facsimile and email and at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern Time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company in writing (such time and date of payment and delivery being referred to herein as the “Closing Time”). For the purpose of this Agreement, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment for the Securities shall be made to the Company by wire transfer in immediately available funds to a bank account designated by the Company, against delivery of the Notes to J.P. Morgan Securities for the respective accounts of the Initial Purchasers through the facilities of The Depository Trust Company (“DTC”), of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M. (Eastern Time) on the business day prior to the Closing Time. It is understood that each Initial Purchaser has authorized J.P. Morgan Securities, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the aggregate principal amount of Notes, which it has agreed to purchase. J.P. Morgan Securities, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the aggregate principal amount of the Notes, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Notes shall be in global form and registered in the name of Cede & Co., as nominee for DTC.

SECTION 3. Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with each Initial Purchaser as follows:

(a) Offering Memorandum, Issuer Written Communication, Amendments and 1934 Act Documents. The Company will give the Representative notice of its intention before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, or any amendment, supplement or revision to the General Disclosure Package or the Offering Memorandum, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed use and will not make, prepare, authorize, approve, refer to or use any such documents to which the Representative or counsel for the Initial Purchasers shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.

(b) Delivery. The Company has delivered to each Initial Purchaser, without charge, as many copies of each Preliminary Offering Memorandum as such Initial Purchaser reasonably requested. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the General Disclosure Package, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto and documents incorporated by reference therein or deemed to be a part thereof) as such Initial Purchaser may reasonably request.

(c) General Disclosure Package. If at any time prior to the Closing Time, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package in order that the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the General Disclosure Package in order to comply with law, the Company will promptly notify the Initial Purchasers and forthwith prepare, subject to Section 3(a), such amendment and supplement (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary to correct such statement or omission or to comply with such requirements.

(d) Continued Compliance of the Offering Memorandum. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Offering Memorandum. If at any time prior to the completion of the offering of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Offering Memorandum in order to comply with law, the Company will promptly notify the Initial Purchasers and forthwith prepare, subject to Section 3(a), such amendment and supplement (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary to correct such statement or omission or to comply with such requirements.

(e) Notice to Representative. If at any time following the issuance of an Issuer Written Communication and prior to the completion of the initial offering of the Securities there occurred or occurs an event or development as a result of which such Issuer Written Communication conflicted or would conflict with the information contained in the Pricing Disclosure Package or Offering Memorandum or included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative.

(f) Blue Sky Qualifications. The Company and the Guarantors will arrange, if necessary, in cooperation with the Initial Purchasers, for the qualification of the Securities for offering and sale under the securities or applicable “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and will maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that neither the Company nor any of the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction in which it would not otherwise be qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Securities in the manner as described in the General Disclosure Package and the Offering Memorandum under the heading “Use of proceeds.”

(h) Restriction on Sale of Securities. For a period of 60 days after the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representative, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s debt securities or any securities convertible into or exercisable or exchangeable for the Company’s debt securities or file any registration statement under the 1933 Act with respect to any of the foregoing (other than as contemplated by this Agreement and the Registration Rights Agreement), excluding any borrowings under the Credit Agreement (as defined in the Offering Memorandum) and excluding the issuance of the convertible notes (as defined in the Offering Memorandum) described in the General Disclosure Package and the Offering Memorandum.

(i) Reporting Requirements. The Company, during the period prior to the completion of the offering of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) No Advisory or Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors, their respective stockholders, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Guarantors on other matters) and no Initial Purchaser has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby (other than any confidentiality obligation that such Initial Purchaser may generally have to the Company) except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(k) DTC. The Company will assist the Initial Purchasers in arranging the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(l) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act.

(n) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

(o) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Rule 501(a) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(p) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors, jointly and severally, will pay all costs and expenses incident to the performance of their respective obligations under this Agreement, including without limitation (i) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication and the Offering Memorandum (including financial statements and any schedules or exhibits thereto), and each amendment and supplement thereto, and the distribution thereof, (ii) the costs of reproduction and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture, any Agreement among Initial Purchasers and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the Exchange Securities, (iii) the costs incident to the authorization, preparation, issuance, sale and delivery of the global certificates for the Securities to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to be issued and sold by the Company to the Initial Purchasers, (iv) the fees, expenses and disbursements of the Company’s and the Guarantors’ counsels, accountants, independent petroleum engineers and other advisors, (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and distribution of one Blue Sky Survey (including the related fees and expenses of counsel for the Initial Purchasers), if any, and any supplement thereto for the Securities (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum, General Disclosure Package and Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (vii) the fees and expenses of the Trustee and any paying agent, including the related fees and disbursements of counsel for any such parties in connection with the Indenture, the Securities and the Exchange Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the reasonable fees and disbursements of counsel to the Initial Purchasers in connection with compliance with the rules and regulations of Financial Industry Regulatory Authority, Inc. (“FINRA”) had the Securities been offered on a registered basis (provided that counsel fees in connection therewith do not exceed $5,000), (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show. It is understood, however, that, except as provided in this Section 4, Section 6, Section 7 and Section 10 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(1) hereof, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all of their out-of-pocket costs and expenses, up to $200,000, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and each Guarantor contained herein on the date hereof and on and as of the Closing Time, and the statements made in certificates of any officer of the Company and the Guarantors, or any of their respective subsidiaries delivered pursuant to the provisions hereof on and as of the Closing Time, to the performance by the Company and each Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) [Reserved]

(b) [Reserved]

(c) Opinion of Counsel for the Company and the U.S. Guarantors. At the Closing Time, the Representative shall have received the favorable (i) written opinion and negative assurance letter, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, of Foley & Lardner LLP, counsel for the Company and the U.S. Guarantors; and (ii) written opinion, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, of Bruce R. DeBoer, Vice President, General Counsel and Corporate Secretary of the Company.

(d) Opinion from Counsel for Whiting Canadian. At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, of Stikeman Elliot LLP, counsel for Whiting Canadian.

(e) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable written opinion and negative assurance letter, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, in form and substance satisfactory to, and addressed to, the Initial Purchasers, with respect to the issuance and sale of the Notes, the General Disclosure Package, the Offering Memorandum and other related matters as the Representative may reasonably require, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum (in each case, exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect (i) that such officer has carefully reviewed the General Disclosure Package and the Offering Memorandum, (ii) that there has been no Material Adverse Effect, (iii) that the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iv) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, (v) that the conditions set forth in subsections (l), (m), (n) and (o) of this Section 5 has been satisfied, and (vi) to the accuracy as to such other matters as the Representative may reasonably request.

(g) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP and Ernst & Young LLP letters, at the request of the Company, dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Offering Memorandum.

(h) Bring-down Comfort Letters. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP and Ernst & Young LLP letters, at the request of the Company, dated as of the Closing Time, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to subsection (f) of this Section, except that the specified “cut-off” date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Form of Securities and Indenture. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee, each in form and substance reasonably satisfactory to the Representative and the Trustee.

(j) Reserve Engineers’ Letter. At the time of the execution of this Agreement (as to the Preliminary Offering Memorandum) and at the Closing Time (as to the Offering Memorandum), the Initial Purchasers shall have received from Cawley, Gillespie & Associates, Inc., a letter, at the request of the Company, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, to the effect set forth in Exhibit B hereto.

(k) Good Standing. The Representative shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) No Material Adverse Change. No event or condition of a type described in Section 1(a)(vi) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package and the Offering Memorandum (in each case, excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum.

(m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(n) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the 1934 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(o) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p) CFO Certificate. On the date of this Agreement, the Company shall have furnished to the Representative a certificate of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Offering Memorandum, in the form attached hereto as Exhibit C and on the Closing Time, the Company shall have furnished to the Representative a certificate of its chief financial officer confirming the statements made in the certificate attached hereto as Exhibit C, in form and substance reasonably satisfactory to the Representative.

(q) Concurrent Equity Offering. At or prior to the Closing Time, the Company shall have completed the Concurrent Equity Offering, with the proceeds received therefrom to be applied in the manner described in the final prospectus relating thereto.

(r) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(s) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(t) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

SECTION 6. Indemnification.

(a) Indemnification of Initial Purchasers. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, its officers, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all fees and other expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the J.P. Morgan Securities), reasonably incurred in investigating, preparing or defending against any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto).

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Subsection (a)(i) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Offering Memorandum and the Offering Memorandum furnished on behalf of each Initial Purchaser: (i) under the caption “The Summary—The offering,” the fifth and sixth sentences under the item “Absence of a public market;” (ii) under the caption “Risk factors—Risks related to the notes—Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes,” the third and fourth sentences; and (iii) under the caption “Plan of distribution,” the third paragraph, the third and fourth sentences of the seventh paragraph, and the ninth paragraph.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by J.P. Morgan Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that J.P. Morgan Securities shall have the right to employ one counsel (in addition to local counsel) to represent them and those other Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the indemnifying party under this Section 6 if, in the reasonable judgment of J.P. Morgan Securities, either (i) there is an actual or potential conflict between the position of the indemnifying party on the one hand and the Initial Purchasers on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in any of which events the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

(a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers in connection therewith as provided in this Agreement, bear to the aggregate offering price of the Securities as set forth on the cover of the Offering Memorandum.

(c) The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or any such omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses incurred by such indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s officers, Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Company or a Guarantor and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

(h) The remedies provided for in Section 6 and this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 8. Representations, Warranties and Agreements of the Initial Purchasers.

(a) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the 1933 Act and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A under the 1933 Act; or

(B) in accordance with the restrictions set forth in Annex A hereto.

(b) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(e), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (a) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(c) Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (b) “issuer information” that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Schedule C or prepared pursuant to Section 3(a) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum.

SECTION 9. Representations, Warranties and Agreements to Survive. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers in certificates of officers of the Company, the Guarantors, or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, the Guarantors or any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, any officer or director of any Initial Purchaser or its Affiliates or any person controlling the Company or any of the Guarantors, and (ii) the delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement) or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum, or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities issued or guaranteed by the Company or any of the Guarantors has been suspended on any exchange or in any over-the-counter market or materially limited by the Commission, or if trading generally on The New York Stock Exchange, the NASDAQ National Market or any over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a general moratorium on commercial banking activities has been declared by either federal or New York State authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers.

(a) If any Initial Purchaser shall fail at the Closing Time to purchase the Securities which it has agreed to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Defaulted Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Defaulted Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Defaulted Securities on such terms.

(b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each of the non-defaulting Initial Purchasers, severally and not jointly, to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Defaulted Securities for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right describe in paragraph (b) above, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

(e) In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that was substituted for an Initial Purchaser pursuant to this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative c/o Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Telecopy No.: (212) 270-1063; Confirmation No.: (212) 270-3800; attention of: Lawrence Landry; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017;

Telecopy No.: (212) 455-2502; Confirmation No.: (212) 455-2000; attention of: John D. Lobrano; notices to the Company and Guarantors shall be directed to them at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Telecopy No. (720) 644-3620; Confirmation No.: (303) 837-1661; attention of: James J. Volker; with a copy to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5306; Telecopy No.: (414) 297-4900; Confirmation No.: (414) 271-2400; attention of: Benjamin F. Garmer, III and John K. Wilson.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and the Guarantors, and their respective successors and assigns, and the officers and directors and any controlling person referred to herein and their heirs and legal representatives, and the affiliates of each Initial Purchaser referred to in Sections 6 and 7 hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors, and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

SECTION 15. SUBMISSION TO JURISDICTION. The Company and each of the Guarantors irrevocably submits to the non-exclusive jurisdiction of any U.S. Federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 20. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities shall be binding upon the Initial Purchasers.

SECTION 21. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. For the purpose of this Agreement, the terms “subsidiary” and “written communications” each has the meaning set forth in Rule 405 under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

WHITING PETROLEUM CORPORATION

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

GUARANTORS:

WHITING OIL AND GAS CORPORATION

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

WHITING US HOLDING COMPANY

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

WHITING CANADIAN HOLDING COMPANY ULC

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

WHITING RESOURCES CORPORATION

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Whiting Petroleum Corporation’s Purchase Agreement – Senior Notes]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listedin Schedule A hereto

By:	/s/ Catherine O’Donnell
Authorized Signatory

[Signature Page to Whiting Petroleum Corporation’s Purchase Agreement – Senior Notes]

SCHEDULE A

Name of Initial Purchaser	Principal Amount of 2023 Notes
J.P. Morgan Securities LLC	$187,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	120,000,000
Wells Fargo Securities, LLC	120,000,000
SunTrust Robinson Humphrey, Inc.	52,500,000
BBVA Securities Inc.	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
ABN AMRO Securities (USA) LLC	15,000,000
Capital One Securities, Inc.	15,000,000
CIBC World Markets Corp.	15,000,000
ING Financial Markets LLC	15,000,000
KeyBanc Capital Markets Inc.	15,000,000
Mitsubishi UFJ Securities (USA), Inc.	15,000,000
RBC Capital Markets, LLC	15,000,000
Santander Investment Securities Inc.	15,000,000
Scotia Capital (USA) Inc.	15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,500,000
BNP Paribas Securities Corp.	7,500,000
BOSC, Inc.	7,500,000
Comerica Securities, Inc.	7,500,000
Fifth Third Securities, Inc.	7,500,000
HSBC Securities (USA) Inc.	7,500,000
Natixis Securities Americas LLC	7,500,000
Regions Securities LLC	7,500,000
SMBC Nikko Securities America, Inc.	7,500,000
Morgan Stanley & Co. LLC	3,750,000
Raymond James & Associates, Inc.	3,750,000

Total	$750,000,000

Sch A-1

SCHEDULE B

Pricing term sheet dated March 24, 2015

to Preliminary Offering Memorandum dated March 24, 2015

Strictly Confidential

Whiting Petroleum Corporation

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the Notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Whiting Petroleum Corporation, a Delaware corporation

Security Description:	6.25% Senior Notes due 2023 (the “Notes”)

Distribution:	Rule 144A / Regulation S with registration rights

Principal Amount:	$750,000,000

Issue Price:	100%, plus accrued interest, if any from March 27, 2015

Gross Proceeds to Whiting Petroleum Corporation:	$750,000,000

Interest Rate:	6.25%

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2015

Date of Maturity:	April 1, 2023

Yield to Maturity:	6.25%

Spread to Benchmark Treasury:	+451 basis points

Benchmark Treasury:	UST 2% due February 15, 2023

Optional Redemption:	Make-whole call @ Treasury + 50 bps prior to January 1, 2023, then 100%, plus, in each case accrued and unpaid interest

Change of Control:	Put @ 101% of principal, plus accrued and unpaid interest

Sch B-1

CUSIP:	966387 AM4 (Rule 144A) / U9650F AE7 (Regulation S)

ISIN:	US966387AM41 (Rule 144A) / USU9650FAE70 (Regulation S)

Trade Date:	March 24, 2015

Settlement Date:	March 27, 2015 (T+3)

Denominations/Multiple:	2,000 x 1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc.

Senior Co-Manager:	BBVA Securities Inc.

Co-Managers:	ABN AMRO Securities (USA) LLC, Capital One Securities, Inc., CIBC World Markets Corp., ING Financial Markets LLC, KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc.

Junior Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., BOSC, Inc., Comerica Securities, Inc., Fifth Third Securities, Inc., HSBC Securities (USA) Inc., Natixis Securities Americas LLC, Regions Securities LLC, SMBC Nikko Securities America, LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc.

Concurrent Offerings:

Substantially concurrently with this offering, we have commenced a registered public offering of 35,000,000 shares of common stock (the “Concurrent Common Stock Offering”) (40,250,000 shares if the underwriter for such offering exercises in full its option to purchase additional shares). We will receive net proceeds of approximately $1.0 billion upon completion of the Concurrent Common Stock Offering, after deducting underwriter’s discounts and commissions. This offering of notes is conditioned upon the completion of the Concurrent Common Stock Offering.

In addition, initial purchasers in a private unregistered offering have agreed to purchase from us 1.25% Convertible Senior Notes due 2020 (the “Concurrent Convertible Note Offering” and together with the Concurrent Common Stock Offering, the “Concurrent Offerings”) in an aggregate principal amount of $1.0 billion (or up to $1.25 billion, if the initial purchasers for such offering exercise in full their option to purchase additional convertible notes). The initial conversion rate for the Senior Convertible Notes is 25.6410 shares per $1,000 principal amount. Upon conversion of a note, we may settle our conversion obligation by delivering cash, shares of our common stock or a combination of cash and shares of common stock.

Sch B-2

After giving effect to the use of net proceeds this offering and the Concurrent Common Stock Offering (but not to the receipt of proceeds from the Concurrent Convertible Notes Offering) to pay down amounts outstanding under the Credit Agreement, we would have had availability of approximately $1.2 billion under the revolving credit facility of our Credit Agreement.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the common stock or the convertible notes.

Other information:

On March 24, 2015, Standard & Poor’s Ratings Services announced that our senior unsecured debt rating had decreased from BB+ to BB.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Sch B-3

SCHEDULE C

1.	The term sheet containing the terms of the Securities substantially in the form of Schedule B.

Sch C-1

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached]

Ex-A-1

EXHIBIT B

FORM OF RESERVE LETTER

TO BE DELIVERED PURSUANT TO

SECTION 5(j)

J.P. MORGAN SECURITIES LLC

and the other several Initial Purchasers listed in

Schedule A hereto (the “Initial Purchasers”)

c/o J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is written at the request of Whiting Petroleum Corporation (the “Company”) is being delivered to the Initial Purchasers pursuant to the terms of the purchase agreement, dated as of March 24, 2015 (the “Agreement”), between the Company and the Initial Purchasers, relating to the offering of $750,000,000 aggregate principal amount the Company’s 6.25% Senior Notes due 2023 (the “Notes”), which are being offered by the Company pursuant to the [preliminary] offering memorandum dated as of March [    ], 2015 (the “[Preliminary] Offering Memorandum”).

In this letter reference will be made to our Report relating to Total Proved Reserves as of December 31, 2014 (the “Proved Reserves Report”) and our Report relating to Probable and Possible Reserves as of December 31, 2014 (the “Probable and Possible Reserves Report” and, together with the Proved Reserves Report, the “Reports”), both dated as of January 6, 2015, in which we estimated the total proved reserves and forecasts and the probable and possible reserves and forecasts, respectively, of the economics attributable to the interests in certain oil and gas properties located in various states within the United States, estimated for the Company, which formed the basis for certain reserve information included or incorporated by reference in the [Preliminary] Offering Memorandum.

We hereby authorize the Initial Purchasers to rely on the Reports as if such Reports had been addressed to the Initial Purchasers. In connection with the Agreement, we hereby inform you of the following:

1	As of the date of this letter and as of the date of the Reports, we are and were independent petroleum engineers with respect to the Company. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). In connection with the offering of the Notes and the Reports, we are not employed by the Company on a contingent basis. At the time of the preparation of the Reports and at the date hereof, neither we, nor to our knowledge, any of our employees, officers or directors, have any financial interest in the Company or any oil and gas properties covered by the Reports. At the time of preparation of our Reports, we were not, and at the date hereof, we are not, connected with the Company as a promoter, underwriter, director, officer or employee.

2

The information relating to net amount, and estimated revenue from, proved reserves (including developed and undeveloped), probable reserves (including developed and undeveloped), and possible reserves (including developed and undeveloped), included or incorporated by reference

Ex-B-1

in the [Preliminary] Offering Memorandum match those contained in the Reports. The information in the Reports and summarized in the [Preliminary] Offering Memorandum has been prepared in a manner consistent and in compliance with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with the applicable provisions of the Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Regulations S–X and S–K of the SEC. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

3	As of the date hereof, nothing has come to our attention which would cause us to revise downward any statement made or opinion expressed by us in the Reports with respect to our estimates of oil and gas reserves and future net revenues attributable to the properties which were the subject of the Reports.

We have reviewed and acknowledge the reserves data prepared by us that is included or incorporated by referenced in the [Preliminary] Offering Memorandum. We hereby consent to references to our firm under the headings “Expert” in the [Preliminary] Offering Memorandum and to the inclusion of information from our Reports in the [Preliminary] Offering Memorandum.

This letter is solely for the information of the addressees and to assist the addressees in documenting their investigations in connection with the offering of the securities covered by the [Preliminary] Offering Memorandum.

Very truly yours,

Cawley, Gillespie & Associates, Inc.

Ex-B-2

EXHIBIT C

FORM OF CFO CERTIFICATE

TO BE DELIVERED PURSUANT TO

SECTION 5(p)

WHITING PETROLEUM CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

March [    ], 2015

The undersigned, the Senior Vice President and Chief Financial Officer of Whiting Petroleum Corporation (the “Company”), in connection with the offering (the “Offering”) by the Company of its Senior Notes due 2023, and related guarantees (the “Securities”), pursuant to a purchase agreement, dated March [__], 2015, by and between the Company and J.P. Morgan Securities LLC, as described in the [Preliminary] Offering Memorandum, dated March [__], 2015 (the “[Preliminary] Offering Memorandum”), relating to the Securities, in his capacity as such, does hereby certify that:

(i) I am knowledgeable with the operations, accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries (the “Financial Information”) and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries and have reviewed the Financial Information derived therefrom of the Company that I have deemed necessary to make the certifications set forth herein.

(ii) I have carefully reviewed each of the items identified by you on certain pages of the [Preliminary] Offering Memorandum [and periodic report which is incorporated by reference therein], which are attached as Exhibit A hereto, and have performed the following procedures: compared the amounts to the Company’s accounting records for the applicable period, and found such items to be in agreement.

(iii) The statements made herein are based either upon my personal knowledge or on information, data and reports furnished to me by the officers, department heads or employees of the Company who have knowledge of the facts involved.

Ex-C-1

ANNEX A

RESTRICTIONS ON OFFERS AND SALES OUTSIDE THE UNITED STATES

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the 1933 Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Time, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the 1933 Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

Annex-A-1